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[Logo] MINNESOTA MUTUAL LIFE                                         ENDORSEMENT
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Before we issued your contract, we made the following changes.  They modify the contract and are considered to be a part of it. This agreement is effective as of the original contract date unless a different effective date is shown here.

TRANSFER PROVISIONS
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MAY TRANSFERS TAKE PLACE ONCE AN ANNUITY BEGINS?

Yes. However, transfers are limited. They may be made only with respect to any variable annuity payments. See the Annuity Payment Options section of this contract.

ANNUITY PAYMENT OPTIONS
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WHAT ANNUITY PAYMENT OPTIONS ARE AVAILABLE?

In lieu of Option 3 stated in the contract, the following option is available:

    OPTION 3 - JOINT AND LAST SURVIVOR ANNUITY - annuity payments payable monthly for the joint lifetimes of the annuitant and a designated joint annuitant. The payments end with the last payment due before the survivor's death. If this option is elected, the contract and payments shall be the joint property of the annuitant and the designated joint annuitant.

ONCE ANNUITY PAYMENTS BEGIN, MAY A FIXED ANNUITY OPTION BE CHANGED?

No.

ONCE ANNUITY PAYMENTS BEGIN, MAY A VARIABLE ANNUITY OPTION BE CHANGED?

No.

MAY AMOUNTS BE TRANSFERRED DURING THE ANNUITY PERIOD?

Yes. Amounts held as annuity reserves may be transferred among the variable annuity sub-accounts during the annuity period. Annuity reserves may also be transferred from a variable annuity to a fixed annuity during this time.



/s/ Robert J. Hasling

Secretary

87-9172

HOW DOES AN ANNUITANT CHANGE SUB-ACCOUNT ELECTIONS OR TRANSFER AMOUNTS TO A FIXED ANNUITY?

The change must be by written request. The annuitant and joint annuitant, if any, must make such an election.

HOW WILL A TRANSFER OF VARIABLE ANNUITY SUB-ACCOUNTS BE MADE?

A transfer will be made on the basis of annuity unit values. The number of annuity units from the sub-account being transferred will be converted to a number of annuity units in the new sub-account. The annuity payment option will stay the same.

After this conversion, a number of annuity units in the new sub-account will be payable under the elected option. The first payment after conversion will be of the same amount as it would have been without the transfer. The number of annuity units will be set at that number of units which are needed to pay that same amount on the transfer date.

ARE THERE ANY RESTRICTIONS ON ANNUITY SUB-ACCOUNT TRANSFERS?

Yes. The transfer of an annuity reserve amount from any sub-account must be at least equal to: 1) $5,000; or, 2) the entire amount of the reserve remaining in that sub-account.

In addition, annuity payments must have been in effect for a period of 12 months before a change may be made. Such transfers can be made only once every 12 months. Your written request for an annuity transfer must be received by us more than 30 days in advance of the due date of the annuity payment subject to the transfer.

MAY AMOUNTS HELD AS RESERVES TO PAY A VARIABLE ANNUITY BE TRANSFERRED TO A FIXED ANNUITY?

Yes. However, the restrictions which apply to annuity sub-account transfers will apply here as well.

The amount transferred will then be applied to provide a fixed annuity amount. This amount will be based upon the adjusted age of the annuitant and any joint annuitant at the time of the transfer. The payment option will remain the same.

MAY AMOUNTS PAID AS A FIXED ANNUITY BE TRANSFERRED TO A VARIABLE ANNUITY?

No.


/s/ Robert J. Hasling                                    /s/ Coleman Bloomfield

Secretary                       Registrar                             President

87-9172